EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Scott C. Mahan, Vice President, Finance and Chief Financial Officer, certify that:

1.	To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation.

Dated: March 17, 2011

/s/ Scott C. Mahan
Scott C. Mahan Vice President, Finance and Chief Financial Officer